EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Universal Leaf Tobacco Company, Incorporated on Form S-8 (File Number 33-21781) of our report dated June 20, 2006, appearing in this Annual Report of Form 11-K of the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies for the year ended December 31, 2005.

/s/ PKF Witt Mares, PLC

Richmond, Virginia

June 22, 2006